Exhibit 2.2

ENSafrica The MARC | Tower 1 129 Rivonia Road Sandton Johannesburg South Africa 2196 P O Box 783347 Sandton South Africa 2146 Docex 152 Randburg tel +2711 269 7600 info@ENSafrica.com

11.3.24

Execution Version

EXCHANGE AGREEMENT

entered into between

RRAC NEWCO

and

BLYVOOR GOLD PROPRIETARY LIMITED

(Registration No. 2015/122164/07)

and

ORION MINE FINANCE FUND II l.P.

(Company No. OC404376)

and

BLYVOOR GOLD OPERATIONS PROPRIETARY LIMITED

(Registration No. 2015/252759/07)

and

BLYVOOR GOLD RESOURCES PROPRIETARY LIMITED

(Registration No. 2016/357084/07)

law | tax | forensics | IP	Edward Nathan Sonnenbergs Incorporated	registration number 2006/018200/21

WHEREBY IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION AND PRELIMINARY

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof. Unless a contrary intention clearly appears -

1.1.	words importing –

1.1.1.	any one gender include the other two genders;

1.1.1	the singular include the plural and vice versa; and

1.1.2.	persons include natural person, juristic persons, created entities (corporate or un-incorporate), the State and vice versa;

1.2.	each of the following terms shall have the meaning assigned to them in the BCA and cognate expressions shall have corresponding meanings: “Acquisition Transaction”; “Blyvoor Gold”; “Blyvoor Resources”; “Closing Date”; “Contract”; “Deferred Share Consideration”; “Earnout Share Consideration”; “Exchange Act”; “First Earnout Share Consideration”; “First Base Case Milestone”; “First Downside Milestone”; “Gold Resources Shares”; “Gold Resources Share Consideration”; “Gold Tailings Shares”; “Gold Tailings Share Consideration”; “Intended Tax Treatment”; “Knowledge”; “Law”; “Merger Sub”; “Newco”; “Newco Ordinary Shares”; “Orion”; “Orion Resources Shares”; “Orion Resources Consideration”; “Orion Share Consideration”; “Registration Statement”; “Rigel”; “SARS”; “SEC”; “Securities Act”; “Seller”; “Sellers”; “Second Earnout Share Consideration”; “Second Base Case Milestone”; “Second Downside Milestone”; “Tax Returns”; “Tailings”; “Target Companies”; “Target Group Companies”; “Transactions”; and “Transaction Agreements”;

1.3.	the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely –

1.3.1.	“Agreement” means this exchange agreement together with all annexures attached hereto (if any), as may be amended from time to time;

1.3.2.	“BCA” means the business combination agreement entered into, or to be entered into, between Blyvoor Resources, Tailings, Rigel, Merger Sub and Newco, contemporaneously with this Agreement;

1.3.3.	“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Johannesburg, South Africa are authorized or required by Law to close;

1.3.4.	“Companies Act” means the Companies Act No. 71 of 2008, as amended;

1.3.5.	“Dispose” means undertaking any transaction or arrangement whose ultimate direct or indirect effect is to transfer ownership, possession, interest and/or economic benefit in all or any of the shares from one person to another, including by, and whether in whole or in part, selling, donating, exchanging, ceding, assigning, unbundling, distributing or otherwise alienating and/or transferring their ownership, possession, interest and/or economic benefit in all or any of the shares (and whether by undertaking any back-to-back arrangement/s or transaction/s or series of arrangements or transactions, grant of any options or any other transaction which has the same effect as aforesaid), whether or not such aforesaid transaction/s are subject to any suspensive, resolutive or other condition/s, and “Disposal”, “Disposed” and “Disposing” shall be construed accordingly;

1.3.6.	“Exchange Consideration” means collectively the Gold Resources Share Consideration, the Orion Share Consideration, the First Earnout Share Consideration (if applicable) and the Second Earnout Share Consideration (if applicable);

1.3.7.	“Exchange Shares” means collectively the Gold Resources Shares and the Orion Resources Shares;

1.3.8.	“Income Tax Act” means the Income Tax Act No. 58 of 1962, as amended;

1.3.9.	“Milestone” means, as applicable, the First Base Case Milestone, the First Downside Milestone, the Second Base Case Milestone and the Second Downside Milestone;

1.3.10.	“Parties” means the parties to this Agreement, being Blyvoor Gold, Orion, Blyvoor Resources, Newco and Tailings, and includes reference to any one or more of them, as the context may require;

1.3.11.	“Signature Date” means the date of signature of this Agreement by the Party signing last in time;

1.3.12.	“STT Liability” means securities transfer tax levied in terms of the STT Act and all related penalties, charges, costs and interest whether by way of assessment or otherwise which may be levied or may arise on such securities transfer tax;

1.3.13.	“STT Act” means the Securities Transfer Tax Act No. 25 of 2007, as amended; and

1.3.14.	“Voting Shares” means, taken together, all securities of Blyvoor Resources and Tailings beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised options or warrants, but including any shares of stock acquired upon exercise of such options or warrants) by each Seller, including any and all securities of Blyvoor Resources or Tailings acquired and held in such capacity subsequent to the date hereof;

1.4.	when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the succeeding Business Day.

1.5.	the rule of construction that a contract shall be interpreted against the Party responsible for the drafting or preparation of the contract, shall not apply;

1.6.	the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.7.	any reference in this Agreement to a Party shall include a reference to that Party’s assigns expressly permitted under this Agreement and, if such Party is liquidated, placed under business rescue proceedings or sequestrated, be applicable also to and binding upon that Party’s liquidator, business rescue practitioner or trustee, as the case may be; and

1.8.	the words “include”, “including”, “in particular”, “other” and “otherwise” shall be construed as being by way of example or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding word/s (and as such the eiusdem generis rule shall not apply).

2.	INTRODUCTION

2.1.	It is recorded that the Parties intend to enter into a series of separate but indivisible transactions, as set out in clause 4, in terms of which, inter alia –

2.1.1.	Blyvoor Gold will:

2.1.1.1.	Dispose of the Gold Resources Shares to Newco, and in turn, acquire from Newco, who will allot and issue, the Gold Resources Share Consideration, and where applicable Blyvoor Gold’s proportion of the Earnout Share Consideration, to Blyvoor Gold; and

2.1.1.2.	Dispose of the Gold Tailings Shares to Newco, and in turn, acquire from Newco, who will allot and issue, the Gold Tailings Share Consideration and the Deferred Share Consideration, to Blyvoor Gold,

(collectively the “Blyvoor Exchange Transaction”); and

2.1.2.	Orion will Dispose of the Orion Resources Shares to Newco, and in turn, acquire from Newco, who will allot and issue, the Orion Share Consideration to Orion,

(collectively, the “Exchange Transactions”).

2.2.	The Parties have set out the terms and conditions of the Exchange Transactions in this Agreement.

3.	CONDITIONS PRECEDENT

3.1.	The Exchange Transactions are subject to the fulfilment of the following Conditions Precedent:

3.1.1.	the BCA is concluded and becomes unconditional in accordance with its terms; and

3.1.2.	the conditions in Section 11.04 of the BCA have been fulfilled.

3.2.	The Conditions Precedent are incapable of waiver.

3.3.	Should the Conditions Precedent not be fulfilled then the provisions of clause 1 (Interpretation and Preliminary), this clause 3 (Conditions Precedent) and 11 (General) shall continue to be of force and effect.

4.	EXCHANGE TRANSACTIONS

The Parties shall consummate the Exchange Transactions, and with effect on and as from the Closing Date, as follows:

4.1.	Step 1:

4.1.1.	Blyvoor Gold hereby sells to Newco, which hereby purchases from Blyvoor Gold, the Gold Tailings Shares in terms of an “asset-for-share transaction” as defined in section 42(1) of the Income Tax Act.

4.1.2.	In consideration for the sale of the Gold Tailings Shares, Newco hereby allots and issues the Gold Tailings Share Consideration, credited as fully paid-up, to Blyvoor Gold upon update to the register of members of Newco.

4.1.3.	As additional consideration for the transfer, cession, delegation and assignment of the Gold Tailings Shares, Newco shall allot and issue the Deferred Share Consideration, credited as fully paid-up, to Blyvoor Gold as promptly as practicable after the date that is 90 days following the Closing (but in no event later than two (2) Business Days thereafter).

4.1.4.	Newco shall, on the Closing Date and against the full and final discharge of Blyvoor Gold’s obligations with respect to the Gold Tailings Shares (which, it is recorded, is the cession, delegation and assignment of, all of Blyvoor Gold’s rights, obligations and interests in, under and in terms of the Gold Tailings Shares, which Newco accepts), allot and issue the Gold Tailings Share Consideration to Blyvoor Gold, credited as fully paid-up. Accordingly, ownership, risk and benefit in and to the Gold Tailings Shares shall pass from Blyvoor Gold to Newco with effect on and as of the Closing Date.

4.2.	Step 2:

4.2.1.	Immediately subsequent to the transactions contemplated in clauses 4.1.1 and 4.1.2 above, Blyvoor Gold hereby sells to Newco, which hereby purchases from Blyvoor Gold, the Gold Resources Shares in terms of an “asset-for-share transaction” as defined in section 42(1) of the Income Tax Act and Orion hereby sells to Newco, which hereby purchases from Orion, the Orion Resources Shares.

4.2.2.	In consideration for the -

4.2.2.1.	sale of the Gold Resources Shares, Newco hereby allots and issues the Gold Resources Share Consideration, credited as fully paid-up, to Blyvoor Gold; and

4.2.2.2.	sale of the Orion Resources Shares, Newco hereby allots and issues the Orion Share Consideration, credited as fully paid-up, to Orion.

4.2.3.	As additional consideration for the transfer, cession, delegation and assignment of the Blyvoor Resources Shares, Newco shall allot and issue the First Earnout Share Consideration, credited as fully paid-up, to Blyvoor Gold and Orion in their relevant proportions, as applicable, no later than 10 Business Days after the expiration of the First Earnout Period; provided that the applicable Milestone, as provided in Section 4.02(b) of the BCA, is met during the First Earnout Period.

4.2.4.	As additional further consideration for the transfer, cession, delegation and assignment of the Blyvoor Resources Shares, Newco shall allot and issue the Second Earnout Share Consideration, credited as fully paid-up, to Blyvoor Gold and Orion in their relevant proportions, as applicable, no later than 10 Business Days after the expiration of the Second Earnout Period; provided that the applicable Milestone, as provided in Section 4.02(b) of the BCA, is met during the Second Earnout Period.

4.2.5.	Newco shall, on the Closing Date and against the full and final discharge of each Sellers’ obligation with respect to the applicable Exchange Shares (which, it is recorded, is the cession, delegation and assignment of all of Sellers’ obligations and interests in, under and in terms of the Exchange Shares, which Newco accepts) allot and issue the applicable Exchange Consideration to the Sellers, credited as fully paid up. Accordingly, ownership, risk and benefit in and to the Exchange Consideration shall pass from the Sellers to Newco with effect on and as from the Closing Date.

5.	TRANSACTIONS IN TERMS OF SECTION 42 OF THE INCOME TAX ACT

5.1.	Newco and Blyvoor Gold acknowledge and agree that the provisions of section 42 of the Income Tax Act, dealing with corporate tax roll-over relief in the case where an asset is exchanged for the issue of shares, will apply to Newco, Blyvoor Gold, Blyvoor Resources and Tailings in respect of the transactions referenced in clause 2.1.1 of this Agreement.

5.2.	With reference to section 42 of the Income Tax Act, -

5.2.1.	Blyvoor Gold affirms that the Gold Resources Shares and the Gold Tailings Shares were held as capital assets and that the market value of each of the Gold Resources Shares and Gold Tailings Shares exceed their respective, individual base cost as at the Closing Date; and

5.2.2.	Newco affirms that each of the Gold Resources Shares and the Gold Tailings Shares is to be acquired as capital assets of Newco.

5.3.	For the purpose of clause 5.1 above, Newco and Blyvoor Gold hereby record and agree that, as at the Closing Date, all the requirements for section 42 of the Income Tax Act have been met, in that –

5.3.1.	Blyvoor Gold is a ‘person’ as defined in section 1 of the Income Tax Act;

5.3.2.	Newco is a ‘resident’ of South Africa as defined in section 1 of the Income Tax Act;

5.3.3.	the cession, delegation and assignment of all of Blyvoor Gold’s rights, obligations and interests in, under and in terms of the Gold Resources Shares and Gold Tailings Shares respectively will constitute the transfer of an ‘asset’ as defined in section 42 of the Income Tax Act read with paragraph 1 of the Eighth Schedule to the Income Tax Act;

5.3.4.	both the Gold Resources Share Consideration and the Gold Tailings Share Consideration constitute equity shares (as defined in section 1 of the Income Tax Act) and each of the Deferred Share Consideration and the applicable Earnout Share Consideration will constitute equity shares issued (if applicable); and

5.3.5.	Blyvoor Gold will hold a ‘qualifying interest’ (as defined in section 42(1) of the Income Tax Act) in Newco at the close of the Closing Date (being the close of the day on which all of Blyvoor Gold’s rights, obligations and interests in, under and in terms of the Gold Resources Shares and Gold Tailings Shares are ceded, assigned and delegated by Blyvoor Gold to Newco).

5.4.	Newco and Blyvoor Gold shall abide by the terms of section 42 of the Income Tax Act for the purpose of the implementation of this Agreement and hereby confirm that they have not jointly elected for the provisions of section 42 of the Income Tax Act not to apply to the exchange of shares contemplated in this Agreement in terms of section 42(8A)(a) of the Income Tax Act.

5.5.	Notwithstanding the foregoing, Newco, Blyvoor Gold, Tailings and Blyvoor Resources hereby agree that they shall remain solely responsible for any Tax that may be levied upon, or recovered from, them, whether arising out of, pursuant to or in connection with any inability to avail themselves or to take advantage of the provisions of section 42 of the Income Tax Act or any forfeiture or failure of the roll-over relief provided thereby, irrespective of the reason(s) therefore.

6.	SECURITIES TRANSFER TAX AND TAX RETURNS

6.1.	The Parties record and agree that each Disposal referred to in clause 2.1 will be a ‘transfer’ as defined in section 1 of the STT Act (each being a “Transfer”) and that the relevant Target Company whose shares are being transferred will report and disclose in the Tax Return as pertains to securities transfer tax that a Transfer benefits from an exemption from securities transfer tax pursuant to the provisions of section 8(1)(a)(i) of the STT Act, provided that in respect of the relevant Transfer the following conditions are both satisfied: (x) the Seller, before the Closing Date, has provided the Target Company with a sworn affidavit or solemn declaration whereby it represents and warrants to the Target Company that such Transfer benefits from the noted relief and (y) the public officer of the Target Company, on the Closing Date, has made a sworn affidavit or solemn declaration that such Transfer complies with the provisions of section 8(1)(a)(i) of the STT Act (as required by section 8(1)(a) of the STT Act) and has provided a copy of this to Newco and the relevant Seller on the Closing Date.

6.2.	Any STT Liability arising on a Transfer shall be paid by the relevant Target Company as required by applicable Law. Where such STT Liability arises, each Target Company undertakes to make payment of such STT Liability to SARS within the period prescribed by applicable Law. Each Seller undertakes to refund the relevant Target Company for the STT Liability which arises on or in respect of the Transfer made by such Seller within (two) Business Days after being presented with the Tax Return or Tax assessment, whichever occurs first, pertaining to such Transfer and to pay such amount by wire transfer in immediately available funds to the designated bank account of the relevant Target Company.

6.3.	The Target Companies undertake to file all required Tax Returns as prescribed by applicable Law and in accordance with clause 6.1 and, if required by applicable Law, each Seller, Newco and the relevant Target Company will join in the execution of any such Tax Returns and furthermore, where required by applicable Law, provide the necessary confirmations that such Tax Returns have been filed.

6.4.	Should a Tax Authority challenge the STT Liability declared in the return referred to in clause 6.3, the relevant Target Company, Seller and Newco will mutually agree in writing whether such challenge should be defended or the STT Liability paid. If the challenge is to be defended, the Parties agree that the relevant Seller will pay to the Target Company the amount of any costs and expenses (and VAT thereon) reasonably and properly incurred by the Target Company or a Target Group Company in doing so (including legal costs and other advisor and accounting costs), upon receipt of a written demand to pay which is accompanied by the relevant invoices.

7.	IMPLEMENTATION

Implementation Step 1:

7.1.	At the Closing,

7.1.1.	Blyvoor Gold shall deliver to Newco –

7.1.1.1.	its share certificates in respect of the Gold Tailings Shares for cancellation;

7.1.1.2.	the instruments of transfer in respect of the Gold Tailings Shares, and signed by Blyvoor Gold and dated as at the Closing Date, as required by section 51(6) of the Companies Act;

7.1.1.3.	a copy of the resolution(s) passed by the board of directors of Tailings–

7.1.1.3.1.	approving the transfer of the Gold Tailings Shares to Newco;

7.1.1.3.2.	approving the issue of new share certificates to Newco for the Gold Tailings Shares, registered in Newco’s name with effect from the Closing Date;

7.1.1.3.3.	approving the instrument of transfer presented by Blyvoor Gold as constituting a proper instrument of transfer for the purposes of section 51(6)(a) of the Companies Act; and

7.1.1.3.4.	directing any director of Tailings to update the securities register of Tailings to reflect Newco as the registered holder of the Gold Tailings Shares with effect from the Closing Date; and

7.1.1.4.	original new share certificates in respect of the Gold Tailings Shares reflecting Newco as the holders of the Gold Tailings Shares;

7.1.1.5.	a copy of the securities register of Tailings, as updated to reflect Newco as the owner of the Gold Tailings Shares with effect from the Closing Date;

7.1.2.	Newco shall –

7.1.2.1.	issue and allot the Gold Tailings Share Consideration, credited as fully paid-up, to Blyvoor Gold; and

7.1.2.2.	deliver to Blyvoor Gold -

7.1.2.2.1.	a copy of a resolution or resolutions passed by the board of directors of Newco –

7.1.2.2.2.	approving the issue of the Gold Tailings Share Consideration to Blyvoor Gold and determining that the consideration for the Gold Tailings Shares (which, it is recorded, is the cession, delegation and assignment of all of Blyvoor Gold’s rights, obligations and interests in, under and in terms of the Gold Tailings Shares) is adequate consideration;

7.1.2.2.3.	approving the instrument of transfer presented by Blyvoor Gold as constituting a proper instrument of transfer;

7.1.2.2.4.	approving the issue of an appropriate new share certificate(s) in respect of the Gold Tailings Share Consideration to Blyvoor Gold;

7.1.2.2.5.	directing the company secretary or any one director of Newco to issue new share certificates in respect of the Gold Tailings Share Consideration in the name of Blyvoor Gold and update the securities register of Newco to reflect Blyvoor Gold as the registered holder of the Gold Tailings Share Consideration; and

7.1.2.2.6.	noting the appointment of the persons appointed by Blyvoor Gold as a directors of Newco.

7.1.2.3.	original new share certificate in respect of the Gold Tailings Share Consideration reflecting Blyvoor Gold as the holder of the Gold Tailings Share Consideration; and

7.1.2.4.	a copy of the register of members of Newco, as updated to reflect Blyvoor Gold as the owner of the Gold Tailings Share Consideration with effect from the Closing Date.

Implementation Step 2:

7.2.	At the Closing, and upon fulfilment of Step 1 as contemplated in clause 7.1,

7.2.1.	Each Seller shall deliver to Newco –

7.2.1.1.	their share certificates in respect of the Exchange Shares for cancellation;

7.2.1.2.	the instruments of transfer in respect of the Exchange Shares, and signed by each Seller and dated as at the Closing Date, as required by section 51(6) of the Companies Act;

7.2.1.3.	a copy of the resolution(s) passed by the board of directors of Blyvoor Resources –

7.2.1.3.1.	approving the transfer of the Exchange Shares to Newco;

7.2.1.3.2.	approving the issue of new share certificates to Newco for the Exchange Shares, registered in Newco’s name with effect from the Closing Date;

7.2.1.3.3.	approving the instrument of transfer presented by the Sellers as constituting a proper instrument of transfer for the purposes of section 51(6)(a) of the Companies Act; and

7.2.1.3.4.	directing any director of such Target Company to update the securities register of such Target Company to reflect Newco as the registered holder of the Exchange Shares with effect from the Closing Date; and

7.2.1.4.	original new share certificate(s) in respect of the Exchange Shares reflecting Newco as the holder of such Exchange Shares;

7.2.1.5.	a copy of the securities register of Blyvoor Resources, as updated to reflect Newco as the owner of the Exchange Shares with effect from the Closing Date;

7.2.2.	Newco shall –

7.2.2.1.	issue and allot the Gold Resources Share Consideration and the Orion Share Consideration, credited as fully paid-up, to each Seller, as applicable; and

7.2.2.2.	deliver to each Seller a copy of a resolution or resolutions passed by the board of directors of Newco --

7.2.2.2.1.	approving the issue of the Exchange Consideration to each Seller, as applicable, and determining that the consideration for the Exchange Shares (which, it is recorded, is the cession, delegation and assignment of all of the Sellers’ rights, obligations and interests in, under and in terms of the Exchange Shares) is adequate consideration;

7.2.2.2.2.	approving the instrument of transfer presented by each Seller as constituting a proper instrument of transfer;

7.2.2.2.3.	approving the issue of an appropriate new share certificate(s) in respect of the Exchange Consideration to each Seller;

7.2.2.2.4.	directing the company secretary or any one director of Newco to issue new share certificates in respect of the Exchange Consideration in the name of each Seller and update the securities register of Newco to reflect each Seller as the registered holder of the applicable Exchange Consideration; and

7.2.2.2.5.	noting the appointment of the persons appointed by each Seller as a directors of Newco.

7.2.2.3.	original new share certificates in respect of the Exchange Consideration reflecting each Seller as the holder of the applicable Exchange Consideration; and

7.2.2.4.	a copy of the register of members of Newco, as updated to reflect each Seller, as applicable, as the owner of the applicable Exchange Consideration with effect from the Closing Date.

Implementation: Deferred Shares / Earnout Shares

7.3.	The Parties agree that the issue and allotment of the Deferred Share Consideration, First Earnout Share Consideration and Second Earnout Share Consideration, as contemplated in clauses 4.1.3, 4.2.3 and 4.2.4, respectively, shall be implemented within the time periods contemplated in clauses 4.1.3, 4.2.3 and 4.2.4 and in mutatis mutandis the same manner and in accordance with the same processes as contemplated in clauses 7.1 and 7.2 above.

8.	SELLER LOCKUP

8.1.1.	Subject to clause 8.1.2, each Seller hereby agrees that such Seller shall not Transfer any Lock-up Shares until the expiration of the Lock-up Period:

8.1.2.	Notwithstanding the provisions set forth in clause 8.1.1, each Seller (or its Permitted Transferees) may Transfer its Lock-up Shares during the Lock-up Period:

8.1.2.1.	to (A) Newco’s officers or directors, (B) any Affiliates or family members of Newco’s officers or directors, (C) to any Affiliates or any member of such Seller’s immediate family or any Affiliates of such Seller or (D) any equityholders of such Seller or their Affiliates, any Affiliates of such Seller, or any employees of such Affiliates;

8.1.2.2.	in the case of an individual, (A) by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization, (B) by virtue of applicable laws of descent and distribution upon death of such individual, or (C) pursuant to a qualified domestic relations order or in connection with a divorce settlement;

8.1.2.3.	in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust;

8.1.2.4.	by virtue of the applicable laws of such Seller’s jurisdiction of incorporation or organization, Seller’s organizational documents or the rights attaching to the equity interests in such Seller, upon dissolution of such Seller;

8.1.2.5.	upon the exercise of any options, warrants or other convertible securities to purchase Newco Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); provided, that any Newco Ordinary Shares issued upon such exercise of Lock-up Shares subject to the Seller Lock-Up shall also be subject to the Seller Lock-Up;

8.1.2.6.	in the event of Newco’s liquidation, merger, capital stock exchange or other similar transaction which results in all of the Newco’s stockholders having the right to exchange their Newco Ordinary Shares for cash, securities or other property subsequent to the Closing Date; and

8.1.2.7.	in connection with any bona fide mortgage, pledge, hypothecation, encumbrance or other grant of a security interest to an unaffiliated financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof (so long as any such mortgage, pledge, hypothecation, encumbrance or grant of security interest shall be on terms consistent with customary loan or debt transactions), and such Seller shall provide Newco with written notice prior to entering into such transaction.

provided, that in the case of clauses 8.1.2.1 through 8.1.2.5, such transferee, to the extent not already party hereto, must enter into a written agreement agreeing to be bound by the restrictions herein.

8.1.3.	If any Transfer is made or attempted contrary to the provisions of this clause 8, such Transfer shall be null and void ab initio, and Newco shall refuse to recognize any such transferee of the Lock-up Shares as one of its equity holders for any purpose. In order to enforce this clause 8, Newco may impose stop-transfer instructions with respect to the Lock-up Shares of the applicable Seller (and any Permitted Transferees thereof) until the end of the Lock-Up Period.

8.1.4.	During the Lock-Up Period, each certificate (if issued) or book entry position evidencing any Lock-up Shares subject to the Seller Lock-Up shall be stamped, notated or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SHARE EXCHANGE AGREEMENT, DATED AS OF MARCH 11, 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND THE OTHER PARTIES THERETO, AS AMENDED. A COPY OF SUCH SHARE EXCHANGE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

8.1.5.	For the avoidance of any doubt, each Seller shall retain all of the rights of a holder of the Lock-up Shares held by such Seller during the Lock-Up Period, including, where applicable, the right to vote any Lock-up Shares, in each case, for so long as such Seller owns such Lock-up Shares.

8.1.6.	For purposes of this clause 8:

8.1.6.1.	the term “Lock-up Period” means the period beginning on the Closing Date and ending on the date that is six (6) months after the Closing Date.

8.1.6.2.	the term “Lock-up Shares” means the Newco Ordinary Shares held by each Seller immediately following the Closing (other than Newco Ordinary Shares acquired in the public market or pursuant to a transaction exempt from registration under the Securities Act, pursuant to a subscription agreement where the issuance of Newco Ordinary Shares occurs on or after the Closing); provided, that, for clarity, Newco Ordinary Shares issued in connection with the PIPE Investment or the PIPE Financing shall not constitute Lock-up Shares.

8.1.6.3.	the term “Permitted Transferees” means any Person to whom a Seller is permitted to transfer such Lock-up Shares prior to the expiration of the Lock-up Period pursuant to clause 8.1.2.

8.1.6.4.	the term “Transfer” means to, directly or indirectly, (i) transfer (including by operation of law), sell, assign, exchange, offer to sell, contract or agree to sell, hypothecate, pledge, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Newco Ordinary Shares owned by such Seller, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Newco Ordinary Shares owned by such Seller or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) of this sentence.

9.	ASSURANCES

9.1.	Each Seller shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary or appropriate under any applicable Laws to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement and consummate the Transactions on the terms and subject to the conditions set forth in the BCA and herein, and execute customary documents incidental to the consummation of the Transactions.

9.2.	At any duly called meeting of the shareholders of Blyvoor Resources or Tailings or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Blyvoor Resources or Tailings is sought, in each case, as contemplated by the BCA, each Seller shall (x) appear at each such meeting or otherwise cause all of its Voting Shares to be counted as present thereat for purposes of establishing a quorum and (y) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of the Voting Shares that he, she or it “beneficially owns”:

9.2.1.	in favor of (A) the BCA and the Transactions, (B) any proposal to adjourn or postpone such meeting of shareholders of Blyvoor Resources or Tailings to a later date if there are not sufficient votes to approve the BCA or the Transactions and (C) any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the shareholders of Blyvoor Resources or Tailings;

9.2.2.	against any Acquisition Transaction or any proposal relating to an Acquisition Transaction (in each case, other than the Transactions);

9.2.3.	against any proposal or offer from any Person (other than Rigel or any of its Affiliates) concerning (A) any transaction agreement (other than the BCA), merger, consolidation, combination, share exchange, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by, or other business combination transaction involving Blyvoor Resources or Tailings (B) the issuance or acquisition of shares of capital stock or other equity securities of Blyvoor Resources or Tailings or (C) the sale, lease, exchange or other disposition of any significant portion of Blyvoor Resources or Tailings’ respective properties or assets; and

9.2.4.	against any proposal, action or agreement that could reasonably be expected to (A) prevent or materially impede, frustrate, inhibit, interfere with, delay, discourage, or adversely affect the timely consummation of the Transactions or result in any of the conditions set forth in Section 11.03 (Additional Conditions to Obligations of the Target Companies) and Section 11.04 (Conditions to Obligations of Target Companies with Respect to the Tailings Acquisition and the Blyvoor Resources Acquisition) of the BCA not being fulfilled, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Blyvoor Resources or Tailings under the BCA or such Seller hereunder, (C) result in any of the conditions set forth in Section 11.02 (Additional Conditions to Obligations of Rigel, Newco and Merger Sub) of the BCA not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Blyvoor Resources or Tailings.

9.3.	Each Seller hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

9.4.	During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the BCA pursuant to Article XII thereof, each Seller shall not modify or amend any Contract between or among such Seller, anyone related by blood, marriage or adoption to such Seller or any Affiliate of such Seller (other than Blyvoor Resources or Tailings or any of its Subsidiaries), on the one hand, and Blyvoor Resources or Tailings or any of Blyvoor Resources or Tailings’ respective Subsidiaries, on the other hand.

10.	DOMICILIUM CITANDI ET EXECUTANDI

10.1.	The Parties choose as their address for service and execution (domicilia citandi et executandi) for all purposes under this Agreement, the following addresses:

10.1.1.	Newco:

C/o:	Rigel Resource Acquisition Corp
Physical:	7 Bryant Park, 1045 Avenue of the Americas, Floor 25, New York, NY 10018
E-mail:	nabebe@rigelresources.com
Attention:	Nate Abebe

10.1.2.	Blyvoor Gold:

Physical:	Change House, 8 Fir Drive, Northcliff, 2195
Email:	alan@blyvoorgold.com
Attention:	Alan Smith

10.1.3.	Blyvoor Resources:

Physical:	Change House, 8 Fir Drive, Northcliff, 2195
Email:	alan@blyvoorgold.com
Attention:	Alan Smith

10.1.4.	Tailings:

Physical:	Change House, 8 Fir Drive, Northcliff, 2195
Email:	alan@blyvoorgold.com
Attention:	Alan Smith

10.1.5.	Orion:

Physical:	Fourth Floor, 33 Welbeck Street, London, England, W1G 8EX
Email:	mbarton@orionrp.com
Attention:	Mike Barton

10.2.	Notwithstanding anything to the contrary herein contained, a written notice or communication (including telefax or e-mail) actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

11.	GENERAL

11.1.	Each of the Parties hereby warrants unto and in favour of the others that it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement.

11.2.	No addition to, variation, novation or agreed cancellation of any provision of this Agreement shall be binding upon the Parties unless reduced to writing and signed by or on behalf of the Parties.

11.3.	No part of this Agreement shall constitute a stipulatio alteri in favour of any person who is not a Party to the Agreement unless the provision in question expressly provides that it does constitute a stipulatio alteri.

11.4.	No Party shall be entitled to cede, assign, transfer, encumber or delegate any of its rights, obligations and/or interests in, under or in terms of this Agreement to any third Party without the prior written consent of the other Parties.

11.5.	Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement, shall be finally decided by arbitration in terms of the commercial rules of the Arbitration Foundation of Southern Africa (or its successor-in-title).

11.6.	Cancellation of this Agreement, upon breach, shall not be a competent remedy.

11.7.	Any information obtained by any Party to this Agreement in terms of, or arising from the implementation of, or the contents of this Agreement shall be treated as confidential by the other Party.

11.8.	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

11.9.	This Agreement shall be governed by and construed in accordance with the laws of the Republic of South Africa.

[Remainder of Page Intentionally Left Blank]

SIGNED by the Parties and witnessed on the following dates and at the following places respectively:

For:	RRAC NEWCO

Signature:	/s/ Alan Smith
who warrants that he / she is duly authorised thereto

Name:	Alan Smith

Date:	10 March 2024

Place:	Johannesburg

Witness

For:	BLYVOOR GOLD PROPRIETARY LIMITED

Signature:	/s/ Richard Llewellyn Floyd
who warrants that he / she is duly authorised thereto

Name:	Richard Llewellyn Floyd

Date:	10 March 2024

Place:	Johannesburg

Witness

For:	BLYVOOR GOLD OPERATIONS PROPRIETARY LIMITED

Signature:	/s/ Alan Smith
who warrants that he / she is duly authorised thereto

Name:	Alan Smith

Date:	10 March 2024

Place:	Johannesburg

Witness	/s/ Abigail Taliep

For:	BLYVOOR GOLD RESOURCES PROPRIETARY LIMITED

Signature:	/s/ Alan Smith
who warrants that he / she is duly authorised thereto

Name:	Alan Smith

Date:	10 March 2024

Place:	Johannesburg

Witness	/s/ Abigail Taliep

For:	ORION Mine finance fund ii l.p.

Signature:	/s/ Dov Lader
who warrants that he / she is duly authorised thereto

Name:	Dov Lader, Director

Date:	Mar 8, 2024

Place:	New York, New York

Witness	/s/ Caroline Roosje